                                   EXHIBIT 4

                             JOINT FILING AGREEMENT


    We, the undersigned, hereby express our agreement that the attached
Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.


                                       BB BIOTECH AG


Date: March 26, 1998                   By:  /s/ Hans-Joerg Graf
                                            ------------------------------
                                       Name:    Hans-Joerg Graf
                                                --------------------------
                                                Signatory Authority


Date: March 26, 1998                   By:  /s/ Dr. Victor Bischoff
                                            ------------------------------
                                       Name:    Dr. Victor Bischoff
                                                --------------------------
                                                Vice Chairman and Director



                                       BIOTECH TARGET, S.A.


Date: March 26, 1998                   By:  /s/ Dr. Andreas Bremer
                                            ------------------------------
                                       Name:    Dr. Andreas Bremer
                                                --------------------------
                                                Signatory Authority


Date: March 26, 1998                   By:  /s/ Dr. Anders Hove
                                            ------------------------------
                                       Name:    Dr. Anders Hove
                                                --------------------------
                                                Signatory Authority





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